EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-73314, 333-73316 and 333-120130 on Form S-8 of our report dated April 15, 2005, relating to the consolidated financial statements of Alliance-HNI L.L.C., appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of Alliance Imaging, Inc. for the year ended December 31, 2004.

Deloitte and Touche LLP
Costa Mesa, California
April 15, 2005